Exhibit 10.1

UNIT PURCHASE AGREEMENT

by and among

HILAND PARTNERS, LP

AND

HILAND PARTNERS GP, LLC

Dated May 1, 2006

UNIT PURCHASE AGREEMENT

THIS UNIT PURCHASE AGREEMENT, dated May 1, 2006 (this “Agreement”), is made between Hiland Partners, LP, a limited partnership formed under the laws of the State of Delaware (the “Partnership”) and Hiland Partners GP, LLC, a Delaware limited liability company (referred to herein as “Purchaser”).

WHEREAS, the Partnership desires to issue and sell to the Purchaser, and the Purchaser desires to purchase common units of the Partnership (the “Common Units).

WHEREAS, the Purchaser, as the general partner of the Partnership and pursuant to Section 5.2(b) of the Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”), desires to maintain its 2% general partner interest in the Partnership immediately following the issuance of the Common Units pursuant to this Agreement.

NOW, THEREFORE, in consideration of the premises, warranties, covenants and agreements contained herein, the parties agree as follows:

1.     Purchase and Sale.

(a)           Subject to the terms and conditions of this Agreement, the Partnership shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Partnership, 761,714 Common Units (the “Purchased Units”) at a per unit price equal to $45.03 (the “Per Unit Price”).  The sale of the Purchased Units contemplated hereby shall not be registered with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) and the certificates representing such Purchased Units shall be issued bearing a restrictive legend thereon.

(b)           Subject to the terms and conditions of this Agreement, pursuant to the Purchaser’s rights under Section 5.2(b) of the Partnership Agreement, the Partnership shall issue 15,545 general partner units of the Partnership (the “General Partner Units”) to Purchaser in return for a contribution by the Purchaser to the Partnership of an amount per General Partner Unit equal to the Per Unit Price.

2.     Conditions Precedent to the Purchase and Issuance.

(a)           The obligations of the Purchaser to consummate the transactions contemplated hereby are subject to the accuracy of the representations and warranties of the Partnership contained in Section 4 hereof on the date hereof and on the Payment Date.

(b)           The obligations of the Partnership to consummate the transactions contemplated hereby are subject to the accuracy of the representations and warranties of the Purchaser contained in Section 5 hereof on the date hereof and the Payment Date.

3.     Payment and Delivery of Purchased Units.

(a)           Subject to the terms and conditions of this Agreement, on May 1, 2006 (the “Payment Date”) Purchaser shall pay to the Partnership $35,000,000 (the “Purchase Price”) in cash by wire transfer in immediately available funds to such bank account of the Partnership designated by the Partnership in writing no later than the Business Day immediately preceding the Payment Date  “Business Day” means any day other than (a) a Saturday, Sunday or legal holiday in New York City or Enid, Oklahoma, or (b) a day on which the commercial banks in New York City or Enid, Oklahoma are authorized or required by law or executive order to close.

Subject to the terms and conditions of this Agreement and the receipt of the Purchase Price on the Payment Date, on May 10, 2006 (the “Issuance Date”), the Partnership shall issue to the Purchaser the Common Units and the General Partners Units.  The issuance shall take place at the offices of the Partnership, 205 West Maple, Suite 1100, Enid, Oklahoma 73701 at 8:00 a.m. Enid, Oklahoma time.  The Purchased Units shall be delivered by or on behalf of the Partnership to the Purchaser in certificated form and the General Partner Units shall be delivered by or on behalf of the Partnership in uncertificated form.

4.     Representations and Warranties of Partnership.  The Partnership represents and warrants to the Purchaser that:

(a)           The Partnership is an entity duly organized and validly existing under the laws of the state of Delaware and has the requisite power and authority, and has taken all actions necessary, to execute, deliver and perform its obligations under this Agreement.  This Agreement is a valid and binding obligation of the Partnership, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.  The execution and delivery of this Agreement, the compliance by the Partnership with all the provisions of, and the performance by the Partnership of its obligations under, this Agreement, and the consummation of the transactions contemplated in this Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) the organizational documents of the Partnership, (ii) any instrument, contract or other agreement to which the Partnership is a party or by which the Partnership is bound or to which any of its properties or assets may be bound or subject, in each case, the breach or violation of which or default under which would be reasonably expected to have a material adverse effect on the ability of the Partnership to comply with its obligations hereunder, or (iii) any law or statute or any order, rule or regulation of any court or governmental agency or body or any stock exchange authority or self regulatory organization (each, a “Governmental Authority”), in each case having jurisdiction over the Partnership or any of its subsidiaries or any of their properties; and, other than the quotation of the Purchased Units with the NASDAQ National Market, no consent, approval, authorization, order, registration, clearance or qualification or notification of, with or to any Governmental Authority is required for the issuance and sale of the Purchased Units or the General Partner Units under this Agreement.

(b)           The Purchaser, when the Purchased Units are delivered as provided in this Agreement, will be entitled to the rights of a unitholder of limited partner interests of the Partnership as conferred by the Partnership Agreement and applicable law.

(c)           The Purchased Units are not subject to any conflicting sale, transfer, assignment, or any agreement (other than this Agreement) to assign, convey, or transfer, in whole or in part, any of the Purchased Units, and upon consummation of the transactions contemplated hereby, the Purchaser will receive valid title to the Purchased Units and the General Partner Units, free and clear of any encumbrance, liens, claims, charges, security interests, or other interests of others, except as otherwise provided by the Partnership Agreement.

(d)           There are no legal or governmental proceedings pending to which the Partnership is a party or of which any property of the Partnership is the subject that, if determined adversely to the Partnership, would individually or in the aggregate have a material adverse effect on the Partnership’s ability to perform its obligations under this Agreement, and, to the best of the Partnership’s knowledge, no such proceedings are threatened or contemplated by any such Governmental Authority or threatened by others.

5.     Representations and Warranties of the Purchasers.  The Purchaser represents and warrants to the Partnership that:

(a)           The Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware and has the requisite power and authority, and has taken all actions necessary, to execute, deliver and perform its obligations under this Agreement.  This Agreement is a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.  The execution and delivery of this Agreement by the Purchaser, the compliance by the Purchaser with all of the provisions of, and the performance by the Purchaser of its obligations under, this Agreement and the consummation of the transactions contemplated in this Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) the organizational documents of the Purchaser, (ii) any instrument, contract or other agreement to which the Purchaser is a party or by which the Purchaser is bound or to which any of its properties or assets may be bound or subject, in each case, the breach or violation of which or default under which would be reasonably expected to have a material adverse effect on the ability of the Purchaser to comply with its obligations hereunder, or (C) any law or statute or any order, rule or regulation of any Governmental Authority having jurisdiction over the Purchaser or any of its subsidiaries (other than the Partnership or any of its subsidiaries) or any of their properties and no consent, approval, authorization, order, registration, clearance or qualification or notification of, with or to any such Governmental Authority is required of the Purchaser for the purchase of the Purchased Units or the General Partner Units by the Purchaser under this Agreement.

(b)           There are no legal or governmental proceedings pending to which the Purchaser is a party or of which any property of the Purchaser is the subject that, if determined adversely to the Purchaser, would individually or in the aggregate have a material adverse effect on the Purchaser’s ability to perform its obligations under this Agreement, and, to the best of the Purchaser’s knowledge, no such proceedings are threatened or contemplated by any such Governmental Authority or threatened by others.

(c)           No fees or commissions are or will be payable by the Purchaser to brokers, finders, or investment bankers with respect to the purchase of the Purchased Units or the consummation of the transactions contemplated by this Agreement.

(d)           The Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Act.

(e)           The Purchaser is acquiring the Purchased Units for its own account, and not with a view to any distribution, resale, subdivision, or fractionalization thereof in violation of the Act or any other applicable domestic or foreign securities law, and the Purchaser has no present plans to enter into any contract, undertaking, agreement or arrangement for any such distribution, resale, subdivision, or fractionalization of the Purchased Units.

(f)            The Purchaser has carefully reviewed the documents filed by the Partnership with the Commission under the Exchange Act, including Partnership’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, current reports on Form 8-K and other filings (the “Partnership Information”) and acknowledges that the Partnership has provided to the Purchaser or its representatives all agreements, documents, records and books that the Purchaser or its representatives have requested relating to an investment in the Partnership.

(g)           The Purchaser is able to bear the economic risk of losing its entire investment in the Purchased Units.  The Purchaser has knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of this investment.

(h)           The Purchaser acknowledges and agrees that, based in part upon its representations contained herein and in reliance upon applicable exemptions, the purchase and sale of the Purchased Units has not been registered under the Act or the securities laws of any other domestic or foreign jurisdiction.  Accordingly, the Purchased Units may not be offered for sale, sold, or otherwise transferred in whole or in part except in accordance with the terms of the Partnership Agreement and in compliance with all applicable laws, including securities laws, except that the Purchased Units may be pledged in a bona fide transaction.

6.     Further Assurances.  Each party agrees to execute, acknowledge and deliver such further instruments and to do all such other acts as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

7.     Costs and Expenses.  Each party to this Agreement shall be responsible for such party’s own expenses in connection with this Agreement.

8.     Notices.  All statements, requests, notices and agreements hereunder shall be in writing, and shall be delivered or sent by mail or facsimile transmission to the address or facsimile number set forth below:

(a)           to the Partnership, at:

Hiland Partners, LP

205 West Maple, Suite 1100

Enid, Oklahoma 73701

Facsimile:

Attention:

(b)           to the Purchaser, at:

Hiland Partners GP, LLC

205 West Maple, Suite 1100

Enid, Oklahoma 73701

Facsimile:

Attention:

or to such other address or facsimile number as is notified in writing by that party to the other parties.

9.     Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

10.   Entire Agreement.  This Agreement shall constitute the binding agreement of the parties with respect to the subject matter hereof and shall constitute the entire agreement of the parties with respect to the subject matter hereof.

11.   Counterparts.  This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the date and year first above written.

HILAND PARTNERS, LP

By: Hiland Partners GP, LLC

By:	/s/ Randy Moeder
Name:	Randy Moeder
Title:	President & CEO

HILAND PARTNERS GP, LLC

By:	/s/ Randy Moeder
Name:	Randy Moeder
Title:	President, CEO & Manager

UNIT PURCHASE AGREEMENT

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